Exhibit 99.2

Vicarious Surgical Announces Pricing of Public Offering

WALTHAM, Mass, August 2, 2023 – Vicarious Surgical Inc. (“Vicarious Surgical” or the “Company”) (NYSE: RBOT, RBOT WS), a next-generation robotics technology company seeking to improve patient outcomes as well as both the cost and efficiency of surgical procedures, today announced the pricing of its underwritten public offering of 45,000,000 shares of its Class A common stock (“Common Stock”) at a price to the public of $1.00 per share. In addition, Vicarious Surgical has granted the underwriters a 30-day option to purchase up to an additional 6,750,000 shares of its Common Stock. Before deducting the underwriting discounts and commissions and estimated offering expenses, the Company expects to receive total gross proceeds of approximately $45.0 million, assuming no exercise of the underwriters’ option to purchase additional shares. The offering is expected to close on or about August 7, 2023, subject to the satisfaction of customary closing conditions.

Morgan Stanley & Co. LLC and Cowen and Company, LLC are acting as joint book-running managers for the offering.

A registration statement on Form S-3 relating to these securities was filed with the Securities and Exchange Commission (“SEC”) on October 7, 2022, and was declared effective by the SEC on October 27, 2022. The offering was made only by means of a preliminary prospectus supplement and accompanying prospectus which was filed with the SEC on August 2, 2023, relating to and describing the terms of the offering. A final prospectus supplement and accompanying prospectus relating to the offering will also be filed with the SEC. These documents can be obtained on the SEC’s website at www.sec.gov. You can also obtain the final prospectus supplement and accompanying prospectus, when available, by contacting Morgan Stanley & Co. LLC at Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014, by phone at 1-866-718-1649 or by email at prospectus@morganstanley.com, or Cowen and Company, LLC at Cowen and Company, LLC, 599 Lexington Avenue, New York, NY 10022, by email at Prospectus_ECM@cowen.com or by telephone at (833) 297-2926.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Vicarious Surgical

Founded in 2014, Vicarious Surgical is a next generation robotics company, developing a unique disruptive technology with the multiple goals of substantially increasing the efficiency of surgical procedures, improving patient outcomes, and reducing healthcare costs. The Company’s novel surgical approach uses proprietary human-like surgical robots to transport surgeons inside the patient to perform minimally invasive surgery. The Company is led by an experienced team of technologists, medical device professionals and physicians, and is backed by a strong investor base. The Company is headquartered in Waltham, Massachusetts.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the underwritten offering, including Vicarious Surgical’s expectations with respect to closing of the offering and the timing thereof, the underwriters’ exercise of the option to purchase additional shares, and receipt of the gross proceeds from the offering. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical facts contained herein are forward-looking statements that reflect the current beliefs and expectations of management. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside Vicarious Surgical’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the ability to recognize the benefits of Vicarious Surgical’s business combination, which may be affected by, among other things, competition and its ability to grow and manage growth profitably and retain its key employees; the ability to maintain the listing of Vicarious Surgical’s Class A common stock on the New York Stock Exchange; the success, cost and timing of Vicarious Surgical’s product and service development activities; the regulatory clearance, authorization or approval, commercialization and adoption of Vicarious Surgical’s initial product candidates and the success of Vicarious Surgical’s single-port surgical robot, called the Vicarious Surgical System, and any of Vicarious Surgical’s future product candidates and service offerings; the potential attributes and benefits of the Vicarious Surgical System and any of Vicarious Surgical’s other product and service offerings once commercialized; Vicarious Surgical’s ability to obtain and maintain regulatory clearance, authorization, or approval for the Vicarious Surgical System and its product and service offerings on the timeline Vicarious Surgical expects, and without unexpected restrictions and limitations of any authorized product or service offering; changes in U.S. and foreign laws; Vicarious Surgical’s ability to identify, in-license or acquire additional technology; Vicarious Surgical’s ability to maintain its license agreements and manufacturing arrangements and scale manufacturing of the Vicarious Surgical System and any future product candidates to commercial quantities; Vicarious Surgical’s ability to compete with other companies currently marketing or engaged in the development of products and services for use in ventral hernia repair procedures and additional surgical applications, as well as with the use of open surgeries; the size and growth potential of the markets for the Vicarious Surgical System and any of Vicarious Surgical’s future product and service offerings, and the ability of each to serve those markets once commercialized, either alone or in partnership with others; Vicarious Surgical’s estimates regarding expenses, future revenue, capital requirements, cash runway and needs for additional financing; Vicarious Surgical’s ability to raise financing in the future; Vicarious Surgical’s financial performance; Vicarious Surgical’s intellectual property rights and its ability to protect or enforce these rights, and the impact on our business, results and financial condition if Vicarious Surgical is unsuccessful in doing so; and Vicarious Surgical’s ability to address economic downturns and political and market conditions beyond the control of Vicarious Surgical and their potential to adversely affect Vicarious Surgical’s business, financial condition and results of operations, including, but not limited to, increasing Vicarious Surgical’s expenses and cost of capital and adversely impacting its supply chain. Vicarious Surgical cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Vicarious Surgical does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

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Vicarious Surgical Contact:

Kaitlyn Brosco

Vicarious Surgical

Kbrosco@vicarioussurgical.com